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                                                                  Exhibit: 2.2FT


                                    AGREEMENT
                                      FOR
                                PURCHASE AND SALE
                                       OF
                                     ASSETS

         THIS AGREEMENT is made as of the 17th day of October, 1997, by and between XYZ Group Inc., a Wisconsin corporation ("Seller") and Futech Educational Products, Inc., an Arizona corporation ("Buyer").

                                R E C I T A L S:

         A. Seller owns and operates a distribution business (the "Business") distributing books, toys and games under the trade names "XYZ Distributors" and "Little Tiger Press." The Business is operated at the following address:

                           N16W23390 Stoneridge Drive
                            Waukesha, Wisconsin 53188

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Business and the assets of the Business, all in accordance with the terms and conditions set forth below (the "Transaction").

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   T E R M S:

          1. PURCHASE AND SALE. Seller hereby agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the following (collectively the "Assets"):

                  1.1 All fixtures, furniture, cash, notes receivable, accounts receivable, all prepaid items, equipment, vehicles, machinery, inventory (all finished and unfinished goods, work-in-process, inventories, and materials of Seller are sometimes collectively referred to herein as the "Inventory"), supplies and all other property currently used by Seller in connection with the operation of the Business. For purposes of this Agreement, the Inventory will be valued at the lower of cost or market value.

                  Within ten (10) days after the execution of this Agreement, Seller shall provide Buyer with a list of all assets of Seller other than Inventory, cash, office supplies, and accounts receivable. The list shall include, but not be limited to, all furniture, fixtures, equipment, dies, molds, toolings, prepaids, intangible rights, notes receivable, and deposits. Within ten (10) days after receipt by Buyer of said list, Buyer may terminate this Agreement if Buyer is not satisfied with said list by so notifying Seller in writing. Seller shall be obligated to transfer to Buyer at the Closing the assets identified on the
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Agreement for Purchase and Sale of Assets
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         agreed upon list. The assets of Seller to be transferred hereunder shall in any event include, without limitation, all of the fixed assets included in the "Total Fixed Assets at Cost" on Seller's July 31, 1997 balance sheet attached hereto as Exhibit "E".

                  1.2 All of Seller's interest in any leases of real and/or personal property, including all of Seller's interest in any and all leasehold improvements located on leased real property.

                  1.3 All rights to the trade names "XYZ Group" and "XYZ Distributors," and any and all other trade names (other than "Little Tiger Press," which name is not owned by Seller) used by Seller in connection with the Business, along with any and all trademarks, service marks, logos and designs relating thereto. As soon as is practicable after the Closing, Seller will change its corporate name to eliminate use of any of the names transferred to Buyer.

                  1.4 Any and all deposits associated with the operation of the Business, including but not limited to all deposits on leases, insurance contracts transferred to Buyer, utility deposits and license deposits.

                  1.5 All of Seller's books and records, computer programs, software, drawings, financial and tax information, and customer and vendor files.

                  1.6 All contracts and other accounts which remain unperformed as of the Closing, including all contracts with Magi Publications.

                  1.7 All other contracts, licenses, accounts and other general intangibles currently held by Seller. Buyer understands that contracts with Seller's customers may be transferable only with the consent of the customer, and that transfer of said contracts without such consent may not be binding on the customer.

                  1.8 All patents, copyrights, trade secrets, customer and supplier lists, promotional materials, and other intangible rights used in connection with the operation of the Business.

                  1.9 The phone numbers and all phone and other advertising associated with the Business.

                  1.10 All warranties and all warranty claims of Seller.

                  1.11 All other assets, of any type or nature, owned by Seller.

          2.       PURCHASE PRICE.
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Agreement for Purchase and Sale of Assets
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          2.1  The purchase price for the Assets shall, subject to adjustment as described below, be as follows, and shall be payable as follows:

               2.1.1 $6,000,000.00 payable in full in cash equivalent at the closing;

               2.1.2 $300,000.00 of Futech Stock (defined below), valued as of the date of the Closing, payable at the Closing or as soon as is practicable thereafter, to be held pursuant to Section 8.2 below, and payable pursuant to Section 2.3 below;

               2.1.3 $1,367,334.00 of Futech Stock (defined below), valued as of the date of the Closing, payable at the Closing or as soon as is practicable thereafter;

               2.1.4 $1,332,666.00 of Futech Stock (defined below), valued as of December 31, 1998, payable within thirty days after said date if and only if: (i) the "Net Sales" (defined below) of the Business for the calendar year 1998 are at least 115% of the calendar year 1997 Net Sales, and (ii) a "Billings Termination" (defined below) has not occurred prior to said date;

               2.1.5 $500,000.00 of Futech Stock (defined below), valued as of January 1, 1999, payable within thirty days after said date if and only if: (i) the "Net Sales of All Futech Entities" (defined below) for the calendar year 1998 are at least 120% of the calendar year 1997 Net Sales of All Futech Entities, and (ii) a "Billings Termination" (defined below) has not occurred prior to said date;

               2.1.6 $500,000.00 of Futech Stock (defined below), valued as of January 1, 2000, payable within thirty days after said date if and only if: (i) the "Net Sales of All Futech Entities" (defined below) for the calendar year 1999 are at least 120% of the calendar year 1998 Net Sales of All Futech Entities, and (ii) a "Billings Termination" (defined below) has not occurred prior to said date;

               The term "Futech Stock" as used herein means the common stock of Buyer (or Buyer's successor), subject to all of the terms and restrictions generally applying to said stock. Said stock shall be unregistered stock subject to all restrictions required by law, and subject to such reasonable restrictions as are required by Buyer's underwriter, and will be stock subject to a Registration Rights Agreement in the form of Exhibit "F" attached hereto and hereby made a part hereof. At Buyer's election, Buyer may substitute cash or cash equivalent for Futech Stock under Sections 2.1.3 through 2.1.6 above.

               The term "Net Sales" as used herein shall mean gross sales of the Business, minus only returns and allowances.
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Agreement for Purchase and Sale of Assets
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               The term "Net Sales of All Futech Entities" as used herein shall mean gross sales, minus only returns and allowances, of Buyer and any successor of Buyer, including all subsidiaries thereof.

               The term "Billings Termination" shall mean voluntary termination by Gary Roy ("Joe") Billings (hereinafter "Billings") of his employment with Buyer, or if Billings is or becomes no longer able to render employment services to Buyer as a result of his death, disability or other cause, or if Billings breaches his obligations to Buyer under the Employment Agreement in the form of Exhibit "A" attached hereto or the Confidentiality Agreement in the form of Exhibit "B" attached hereto.

          2.2 The purchase price assumes collection of Seller's accounts receivable existing as of the Closing at the rate of at least 90% of the net face value thereof (after deduction for allowance for doubtful accounts). If, within 150 days after Closing, Buyer is unable to collect at least 90% of the net face value of the accounts receivable as of the Closing, then the purchase price shall be adjusted downward by the face amounts of the accounts receivable existing as of the Closing which are not collected within said 150 days, and said reduction may be offset by the Buyer against the payment next due to Seller under subparagraph 2.1 above, or, at Buyer's election, shall be payable within 30 days in cash equivalent by Seller to Buyer. The uncollected receivables shall be, at the time of offset or payment, assigned by Buyer to Seller for Seller's collection. Buyer shall not be obligated to file lawsuits to collect receivables.

          2.3 The $300,000.00 described in subparagraph 2.1.2 above shall, if it is cash, be held in an escrow governed by the escrow terms appearing in
     Section 8.2 below as security for payment by Buyer of any amounts owing to Seller under Section 2.2 above, and for amounts owing by Seller elsewhere in this Agreement, until all such amounts are paid and the parties jointly authorize distribution of the funds held, or until a court of competent jurisdiction orders distribution of the amount held. If the $300,000.00 is in the form of stock, then Buyer may reserve issuing/transferring said stock as security for payment by Buyer of any amounts owing to Seller under
     Section 2.2 above, and for amounts owing by Seller elsewhere in this Agreement, until all such amounts are paid, or until a court of competent jurisdiction orders issuance/transfer of the stock held.

          2.4 The purchase price set out in Section 2.1 above assumes no decrease in the net value of the assets of Seller between July 31, 1997 and the Closing. At and as of the date of the Closing (or the "Pre-Closing Date" if and as called for under Section 8.2 below), a balance sheet shall be prepared for Seller in the same form and format, and using the same principals, as the July 31, 1997 balance sheet attached hereto as Exhibit "E" and hereby made a part hereof. The "Total Current Assets" amount shown on said balance sheet, minus the "Total Current Liabilities" amount shown on said balance sheet, is referred to below as the "Net Value." (See
     Section 1.1 above regarding Seller's fixed

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Agreement for Purchase and Sale of Assets
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         assets). If the Net Value is greater than a negative balance of
         $939,977.00 (for clarification - a negative $900,000.00 is greater than a negative $939,977.00), then the purchase price will be increased by said amount, and if the Net Value is less than a negative balance of $939,977.00, the purchase price shall be decreased by said difference. Any change to the purchase price under this Section shall be made to the price payable under Section 2.1.1 above (not under 2.1.2).

                  If the Net Value is less than a negative balance of $940,000.00 (for clarification - a negative $950,000.00 is less than a negative $940,000.00), then Buyer shall be entitled to terminate this transaction as provided for in Section 7.15 below.

                  All transactions of Buyer after July 31, 1997 shall be done in a manner such that the value acquired by Buyer under this Agreement shall not be decreased between said date and the Closing date. For example, all cash received shall be: (i) held and transferred to Buyer at the Closing, or (ii) paid against trade payables or bank debt to be assumed by Buyer at the Closing.

                  2.5 The purchase price includes assumption of liabilities as set out in Section 3 below.

                  2.6 The purchase price shall be allocated as follows, and the parties agree to execute and complete such forms as are required by the Internal Revenue Service to evidence such allocation:

                       Furniture, fixtures and equipment, leasehold                   Note #1
                       improvements, prepaids, and other assets not
                       listed below

                       Inventory                                                      Note #2

                       Accounts Receivable                                            Note #3

                       Restrictive Covenants                                          $5,000.00

                       Goodwill                                                       The Balance

                       Note 1: Seller's adjusted basis for federal income tax purposes.

                       Note 2: The Inventory will be valued at the lower of cost or market value.

                       Note 3:      The net face amount of the accounts
                                    receivable.

         3. LIABILITIES.

                  3.1 Buyer will at the Closing assume liabilities as, and only as, follows:
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Agreement for Purchase and Sale of Assets
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                           3.1.1 Seller's obligations under the leases and other
                  contracts assumed by Buyer, for time periods after the Closing. Within ten (10) days after the execution of this Agreement, Seller shall provide Buyer with a list of all agreements, including leases, to which Seller is subject. At that time, Seller shall also deliver to Buyer copies of all of the documents relating to said agreements. Within ten (10) days after receipt by Buyer of all of said documents, Buyer shall inform Seller in writing as to which agreements Buyer will assume at the Closing. In the event Seller objects to the list, Seller shall be entitled to terminate this Transaction within five (5) days after receipt of the written notice from Buyer. If no such objection is made by Seller, Buyer shall assume at the Closing only the obligations identified in Buyer's notice to Seller. Absent delivery of a notice to Seller as set out above, Buyer will be assumed to have elected not to assume any of Seller's liabilities of any type.

                          3.1.2 The parties acknowledge and agree that, at the
                  Closing, Buyer will assume only the following liabilities (the "Assumed Liabilities"):

                                    (a) Normal trade payables for services and
                           products received or receivable by Seller, incurred in the ordinary course of the Business not exceeding 150 days past due (i.e., excluding payables which have not been paid within 150 days of receipt by Buyer of the first invoice received by Buyer for the payable);

                                    (b) Bank debt incurred by Buyer in the
                           ordinary course of the operation of the Business; provided, however, that Seller shall be responsible for any prepayment penalties charged on said debt as a result of this Transaction;

                                    (c) Buyer's obligations under leases and
                           other contracts disclosed to and approved by Buyer;
                           and

                                    (d) Payroll and payroll tax obligations for
                           employees for not more than the most recent pay period prior to the Closing, plus only the employee benefits identified on Exhibit "C" attached hereto and hereby made a part hereof.

                           3.1.3 Specifically, but not in limitation of the
                  foregoing, Buyer shall not be assuming the following liabilities:

                                    (a) Any federal, state or local income
                           taxes;

                                    (b) Any labor, discrimination, harassment or
                           similar claims;
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Agreement for Purchase and Sale of Assets
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                                   (c) Any environmental liability claims;

                                   (d) Any negligence, conversion, tortious interference or other tort claims, or claims for infringement of tradename, patent, or copyright, or other intangible right;

                                   (e) Any liability associated with any
                                   litigation or other proceeding pending or threatened at the time of the Closing;

                                   (f) Any contractual liability for contracts not disclosed to and agreed upon by Buyer, or any liability to or for employees or employee benefits not expressly agreed upon by Buyer.

                                   (g) Any sales and use tax arising from the sale of asset contemplated by this Agreement (Seller shall be responsible for same).

                                   (h) Any debt of Seller payable to Seller's shareholders.

                  3.2 All liabilities of Seller other than those expressly assumed by Buyer as identified in Section 3.1 above shall be and remain the obligations of Seller, and Seller shall indemnify, defend and hold Buyer harmless from and against any and all such liabilities.

                  3.3 Buyer may offset against the purchase price any and all liabilities associated with the Business which are not expressly assumed by Buyer but which Buyer is required to pay.

                  3.4 The following expenses of the Business will be prorated to the Closing: utilities and phone expenses, advertising expense, insurance premiums on any insurance transferred to the Buyer, personal property taxes, and other normal operating expenses of the Business.

                  3.5 Seller will, to the extent requested by Buyer, deliver to Buyer prior to the Closing, estoppel letters or certificates, in form acceptable to Buyer, from parties to contracts under which Seller is obligated.

                  3.6 Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any and all liabilities, claims, expenses and other costs arising from Seller's operations of the Business prior to the Closing, except as expressly assumed by Buyer pursuant to this
         Section 3. Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any and all liabilities, claims, expenses or other costs arising from Buyer's operations of the Business from and after the Closing. The indemnities set forth in this Section shall survive the Closing.
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Agreement for Purchase and Sale of Assets
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         4. EMPLOYEES. Buyer shall have the right to cancel this Agreement if:
         (i) the employment of any of the ten highest paid employees of the Business is terminated prior to the Closing; or (ii) there is a significant reduction in the number of employees prior to the Closing, which impairs the operations of the Business in Buyer's reasonable discretion.

         Seller shall cooperate with Buyer in any reasonable efforts by Buyer to obtain the transfer of Seller's portion of the Wisconsin Unemployment Compensation Fund and experience rating applicable to the employees of Seller hired by Buyer to the extent Buyer elects to transfer such items.

         After the Closing, Buyer will offer employment only to those employees of Seller as Buyer chooses. Immediately prior to the Closing, Seller shall terminate the employment of all its employees. It is, however, Buyer's present intent to immediate employ of all Seller's employees after the Closing.

         5. BUYER'S NOMINEE. Buyer, or a successor to Buyer, may form a wholly owned subsidiary to purchase the Business, and in that event may assign Buyer's rights under this Agreement to said entity.

         6. INTERIM EVENTS.

                  6.1 Seller agrees that Seller will take no action prior to the Closing, other than in the ordinary course of the Business, which would or might have a material adverse effect upon the financial condition of Seller, and no benefits will be paid or incurred to shareholders, officers, or directors of Seller between the date hereof and the Closing other than as is consistent with past activities and practices. Seller will use Seller's best efforts to preserve for Buyer the present relationships of Seller with Seller's employees, customers and others having business relations with Seller. Seller will not allow its trade payables to go unpaid, except in the ordinary course of business.

                  6.2 Buyer will pay Joe Billings a lump sum of $50,000.00 no later than five days after this Agreement is fully signed. In exchange for said fee, Joe Billings agrees to assist Buyer with integration, prospectus structuring, and road shows for the Initial Public Offering, and provide other services in connection with the restructuring and Initial Public Offering of Buyer. Joe Billings will pay his own travel, hotel and meal expense for trips to Phoenix. Said expenses for trips associated with the road show will be paid by Buyer.

                  6.3 Risk of loss regarding the Assets shall remain with Seller until Closing and shall pass to Buyer upon Closing.

                  6.4 Seller shall, as soon as is practicable, provide Buyer with audited financial statements for Seller with a September 30, 1997 cut-off, and will cooperate with Buyer
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Agreement for Purchase and Sale of Assets
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         and timely provide Buyer with other documents and information as requested by Buyer in connection with preparation for Buyer's Initial Public Offering. Buyer shall pay the costs of the September 30, 1997 audit, but Seller will reimburse Buyer, within thirty days after the amount to be reimbursed is first known, but in any event prior to the Closing and prior to the "Net Value" calculation being done under
         Section 2.4 above, an amount equal to the auditor's and accountant's fees and costs saved by Seller in connection with Seller's December 31, 1997 audit or review as a result of the work done for the September 30, 1997 audit. Said savings shall be payable regardless of whether the Transaction ultimately closes, and shall be calculated by subtracting the cost of the December 31, 1997 audit or review from $15,000.00 (Seller's estimate of what the December 31, 1997 audit or review would have cost without the work done for the September 30, 1997 audit).

         7. CONDITIONS TO CLOSING. Buyer's obligation to close the Transaction shall be conditioned upon (each of the conditions may be waived by Buyer in writing only):

                  7.1 Buyer obtaining the consent of the lessors of the leases assumed by Buyer, and the consent of the other parties to any other contracts assumed by Buyer, to the extent said consents are required;

                  7.2 Buyer having obtained, or having obtained the appropriate consents or approvals to the assignment of, all permits, licenses and contracts necessary to continue the operations of the Business;

                  7.3 Seller having maintained the Assets in the same condition as of the date of this Agreement (subject to ordinary wear and tear only);

                  7.4 Seller having conducted the Business diligently and substantially in the same manner as prior to the execution of this Agreement and not having entered into any contract, commitment or transaction not in the usual and ordinary course of business;

                  7.5 The operations of the Business not having changed in a material and adverse manner between the date of this Agreement and the date of Closing;

                  7.6 There being no governmental investigations or suits pending or threatened with respect to the operations of the Business, except as may otherwise be agreed to in writing by Buyer;

                  7.7 Buyer closing its Initial Public Offering on terms acceptable to Buyer;

                  7.8 Billings entering into an Employment Agreement in the form of Exhibit "A" attached hereto, and a Confidentiality Agreement in the form of Exhibit "B" attached hereto, to be effective at the Closing. Billings agrees to sign said Agreement;
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Agreement for Purchase and Sale of Assets
Page 10

                  7.9 Buyer's approval of Seller's most recent Financial Statements prior to the Closing;

                  7.10 Buyer obtaining for use by Buyer, based solely upon the strength of the assets of the Business, revolving credit lines and other debt instruments satisfactory to Buyer;

                  7.11 Buyer's receipt of opinions of Seller's counsel satisfactory to Buyer as to certain matters deemed necessary by Buyer's counsel;

                  7.12 Buyer's approval of a report of Buyer's independent auditors with respect to the operations and assets of the Business;

                  7.13 Buyer obtaining executed Employment Agreements from key employees as determined by Buyer, with terms and content acceptable to Buyer;

                  7.14 Buyer's purchase, on terms acceptable to Buyer, of the stock of Premier Publishing Inc., with a closing simultaneous with that of the Closing hereunder;

                  7.15 The Net Value at the Closing being not less than a negative balance of $940,000.00, as identified in Section 2.4 above; and

                  7.16 Buyer and Seller agreeing as to the manner in which the purchase price shall be allocated among the various assets transferred pursuant to this Agreement. The parties agree to execute and complete such forms as are required by the Internal Revenue Service to evidence such allocation.

                  7.17 Seller's representations and warranties set forth in this Agreement being accurate in all material respects as of the Closing date.

                  7.18 Buyer receiving a certificate of the Department of Financial Institutions of Wisconsin as to the legal existence of the Seller in Wisconsin.

         8.      CLOSING.

                 8.1 The closing of the Transaction (the "Closing") shall occur simultaneously with the closing of Buyer's Initial Public Offering, on a date selected by Buyer within said time period. If Buyer is not ready, willing and able to close the transaction on or before February 15, 1998, then Seller shall be entitled to terminate this Agreement by providing written notice thereof to Buyer. The Closing shall occur at 3:00 p.m. M.S.T. at the offices of Buyer, at 2999 North 44th Street, Suite 225, Phoenix, Arizona 85018-7247. The Transaction shall be consummated without the use of an independent escrow company.
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Agreement for Purchase and Sale of Assets
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                  At the Closing, Seller shall execute and deliver to Buyer such conveyance documents as are necessary or appropriate to accomplish the Transaction, in form reasonably satisfactory to Buyer.

                  8.2 Notwithstanding the foregoing, Buyer shall be entitled to purchase an extension until April 30, 1998 of Buyer's time to close this Transaction by payment (prior to February 16, 1998) by Buyer of earnest money in the amount of $50,000.00. In the event the Transaction closes prior to April 30, 1998, then the $50,000.00 earnest money so paid shall be applied against the purchase price. If Buyer is not ready, willing and able to close the Transaction by April 30, 1998, then Seller shall be entitled to terminate this Agreement by providing written notice thereof to Buyer, and receive and retain the $50,000.00 earnest money; provided, however, that said earnest money, and any interest earned thereon, shall be returned to Buyer if the Transaction fails to close because a condition identified in Section 7 above, other than those in Sections 7.7, 7.10, 7.12, or 7.13, has not been satisfied or waived, if a condition to Buyer's obligation to close appearing anywhere else in this Agreement has not been satisfied or waived, or if Buyer exercises one of Buyer's termination rights appearing in this Agreement.

                  The earnest money described above, and the funds described in
         Section 2.1.2 above, shall be payable to and deposited into an interest bearing Wisconsin Bar Trust account of Seller's attorney, Jeff Mawicke, to be held by said attorney and distributed pursuant to this Agreement. Said attorney and his successors, if any, as holders of said funds, are collectively referred to below as the "Holder." The interest earned on the funds while held by Holder shall accrue to the benefit of Buyer.

                  The Holder shall be relieved of all responsibility for funds held upon surrendering them or tendering surrender of them pursuant to this Agreement. The parties hereby authorize Holder, in the event any demand is made upon Holder concerning this Agreement, at Holder's election, to hold the money and any documents deposited with Holder until an action shall be brought in a court of competent jurisdiction to determine the rights of the parties, or to interplead the parties by an action brought in any Court. Deposit by Holder of all of said funds and documents, after deducting therefrom Holder's charges and expenses and attorneys' fees incurred in connection with any such Court action or incurred in connection with Holder's duties hereunder, shall relieve Holder from all further liability and responsibility in connection therewith.

                  The parties shall indemnify and hold harmless Holder against all claims, demands or damages, attorney's fees, expenses, and liabilities that Holder may incur or sustain in connection with this Agreement or any Court action arising therefrom, and will pay the same upon demand. If not paid upon demand, such amounts shall accrue interest at the rate of 12% per annum until paid in full.

                  Holder, solely at Holder's election, may resign as Holder by sending written
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Agreement for Purchase and Sale of Assets
Page 12

         notice thereof to the parties to this Agreement. The resignation shall be effective ten (10) days after the notice is deposited into the United States Mail, or such other date as selected by the Holder. All documents and money held by Holder after such resignation shall be returned to the proper parties or held by Holder at Holder's discretion until the parties shall have named a successor Holder.

                  8.3 The parties acknowledge that it may be difficult to coordinate all that must happen on the date of Closing. To facilitate a smoother Closing, pre-Closing calculations will be done as of the last day (the "Pre-Closing Date") of the most recent calendar month which ended at least five (5) business days prior to the Closing. Inventory, accounts receivable, trade payables, etc. will be determined as of the Pre-Closing Date as if said date were the actual Closing date. All transactions of the Corporation after the Pre-Closing shall be done in a manner such that the value acquired by Buyer shall not be decreased between the Pre-Closing Date and the Closing date. For example, all cash received shall be held and transferred to Buyer at the Closing or paid against trade payables to be assumed by Buyer at the Closing.

                  Buyer may elect to use the Pre-Closing figures as if they were the actual Closing figures, for all purposes of this Agreement, and close the Transaction based on those figures. In said event, no adjustments shall be made for the actual Closing figures, except any necessary to account for violations of the last two sentences of the paragraph immediately preceding this paragraph.

                  Instead, Buyer may elect to use the actual Closing numbers. In said event, the Transaction shall be closed using the Pre-Closing figures as estimates, and $100,000.00 shall be held from Seller's sales price at the Closing as security until the final actual Closing figures are determined (the parties estimate this should take no longer than ten days). The withheld sales price shall be held by Buyer's counsel in escrow on terms similar to those described in Section 8.2 above, except that an interest bearing account need not be used.

                  8.4 The cash portion of the purchase price payable to Seller may be paid by Buyer the day after the day of the Closing, and Buyer shall have thirty (30) days after the Closing to transfer to Seller the stock portion of said purchase price.

         9.       RESTRICTIVE COVENANTS.

                  9.1 Neither Seller nor Gary Roy (Joe) Billings (hereinafter "Billings"), by his signature appearing below, shall, except as representatives of and as directed by Buyer, without the prior written consent of Buyer, which consent may be withheld for any or no reason, for a period of 2 years following the Closing, directly or indirectly, own, manage, operate, control, be employed by, participate in, render services to, make loans to, or be connected in any manner with the ownership, management, operation, or

Agreement for Purchase and Sale of Assets
Page 13

         control of any business located anywhere in United States of America, Canada, or Europe, in any business competitive with the Business (which shall be deemed to include all business operations publishing, manufacturing, and/or distributing books, toys or games, or electronic or other parts or components thereof).

                       In the event of any actual or threatened breach of the provisions of this Section, Buyer shall be entitled to an injunction restraining the actual or threatened breach. The parties further agree that should there be a violation of the provisions of this Section, the violating party shall be liable to Buyer for, in addition to amounts pursuant to other remedies available against that party, two (2) times the greater of the amount of profit earned by the violating party as a result of the violation and the amount of profit which would have been earned by Buyer from the activities causing the violation had Buyer conducted said activities, plus interest on said greater amount from the date of the violating activities until paid, as liquidated damages for only Buyer's loss of potential profits. Said interest shall be calculated at the lesser of: (i) eighteen percent (18%) per annum, and
         (ii) the highest rate of interest permitted by applicable law. Nothing in this paragraph shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including pursuing a recovery for damages. The parties agree that the liquidated provisions set out above do not constitute a penalty, but rather reflect the estimate of the parties as to the actual damages, including loss of profits, Buyer might or is likely to incur in the event of a violation of the restrictions appearing herein.

                   9.2 Neither Seller nor Billings shall at any time, without the prior written consent of Buyer, which consent may be withheld for any or no reason, disclose, in any fashion other than as required in the day to day affairs of Buyer, to any person or entity: (i) the names of customers of Buyer or the Business, or the names of other persons or entities having business dealings with Buyer or the Business, or (ii) any of the business methods or confidential information of Buyer or the Business, including but not limited to its customer lists, prospective customers, customers purchasing habits, customer contact personnel, marketing and servicing techniques, financial matters, sales and marketing systems and methods, marketing development and business expansion plans and projections, personnel training and development programs, customer and supplier relationships, and trade secrets.

                   9.3 Neither Seller nor Billings shall, at any time within two
         (2) years after the Closing, without the prior written consent of Buyer, which consent may be withheld for any reason or no reason, directly or indirectly induce, encourage or solicit or assist any person who was or is employed (whether as an employee or as an independent contractor) by the Business during the two years preceding the Closing, to leave the employ of the Business.

                   9.4 The parties acknowledge and agree that the restrictions contained herein, including but not limited to the time period and geographical area restrictions, are fair and reasonable and necessary for the successful operation of the Business, that violation

Agreement for Purchase and Sale of Assets
Page 14

         of any of them would cause irreparable injury, and that the restrictions contained herein are not unreasonably restrictive of any party's ability to earn a living. If the scope of any restriction in this Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and all parties hereto consent and agree that such scope shall be modified judicially or by arbitration in any proceeding brought to enforce such restriction. The parties hereto acknowledge and agree that remedies at law for any breach or violation of the provisions of this Section would alone be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in connection with such violations, without the necessity of proof of actual damage, and such remedies shall be in addition to other remedies and rights the parties may have at law or in equity. The parties agree that no party shall be required to give notice or post any bond in connection with applying for or obtaining any such injunctive relief.

                  9.5 The parties acknowledge and agree that the covenants in this Section shall be construed as an agreement independent of any other provision of this Agreement, so that the existence of any claim or cause of action by Seller (or Billings) against Buyer, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

                  9.6 The provisions in this Section 9 were specifically bargained for as a material portion of the Transaction. The consideration for the restrictions appearing in this Section include, without limitation, the financial benefits received by the Corporation and Billings from the sale transaction.

         10. ACCESS TO CUSTOMER FILES AND OTHER RECORDS. For a period of 3 years following the Closing, where there is a legitimate purpose not injurious to Buyer, or if there is an audit by any taxing authority, other governmental inquiry, or litigation or prospective litigation to which Seller (or its principals) is or may become a party, Seller (and its principals) shall be granted access, at reasonable times and after reasonable notice, to all customer files and other records transferred to Buyer pursuant to this Agreement.

         11. DUE DILIGENCE INVESTIGATION. Buyer shall have sixty (60) days from the date of execution of this Agreement (the "Due Diligence Period") in which to conduct any due diligence investigations, including UCC-1 searches, which Buyer may deem necessary or appropriate to ascertain the financial viability and value of the Business. Throughout the Due Diligence Period Buyer (and its agents) shall have the right to inspect: (i) all books, records and computer systems maintained by Seller, in order to authenticate and audit all financial information provided to Buyer, (ii) all equipment and machinery used in the Business to verify that it is in an acceptable state of repair, (iii) all agreements to which Seller is a party, and (iv) all facilities and physical operations of Seller, including facilities warehousing Inventory. Seller shall provide access to Seller's federal and state income tax returns, sales tax returns, financial statements (internal and those issued to third parties), personal property tax returns, and all other governmental filings,

Agreement for Purchase and Sale of Assets
Page 15

for the three previous years, for the purpose of conducting due diligence investigations. Buyer shall indemnify Seller from and against any and all liabilities, costs, claims and losses incurred by Seller as a result of Buyer's conduct of its due diligence investigation. Buyer may, in Buyer's sole discretion, terminate this Agreement within five days after the date of termination of the Due Diligence Period for any reason deemed appropriate by Buyer.

         Buyer and its representatives will further have the authority to communicate with Seller's creditors, debtors, suppliers, agents and employees. Seller agrees to aid Buyer and its representatives in Buyer's investigations and evaluations of the Business and the Assets, and to provide whatever information and documents Buyer reasonably deems necessary or appropriate to the making of an informed decision regarding the Transaction.

         12. REPRESENTATIONS AND WARRANTIES. Seller and Billings each hereby represent and warrant as follows, as of the date hereof and as of the date of the Closing:

                  12.1 Authority. Seller has the power and authority to enter into and perform its obligations under this Agreement, and the Board of Directors and the shareholders of Seller have approved, authorized, and ratified the execution and delivery of this Agreement, and of the documents herein required to consummate the transaction contemplated herein. This Agreement constitutes the legally valid and binding obligation of Seller, enforceable in accordance with its terms.

                  12.2 Financial Information. Seller has furnished Buyer with true, correct and complete copies of Seller's financial statements and other books and records relating to the operation of the Business, which statements fairly present the financial condition of the Business as of their respective dates.

                  12.3 Taxes. All federal and state income, excise, franchise, payroll, property, sales, and other tax returns required to be filed by or with respect to the Business (except returns not yet due) have been filed, are complete and accurately reflect in all material respects all matters therein required to be reflected, and all taxes shown on such returns to be due, and any assessments received by Seller with respect thereto, have been paid in full. Seller shall pay all such future taxes relating to periods prior to the Closing, when and as the same shall become due and payable. Seller shall provide Buyer with such certificates and other evidence of payment of all taxes due in connection with the Assets and the Business as Buyer shall request. Seller shall be responsible for all sales and use taxes arising from the sale of assets contemplated by this Agreement.

                  12.4 Material Changes. From the date of the most recent financial statements provided by Seller to Buyer, and through the day hereof, and through the date of Closing, the Business has been conducted only in the ordinary course, there have been no material adverse changes in the financial condition or operations of the Business, and there has been no damage, destruction or other occurrence (whether or not insured

Agreement for Purchase and Sale of Assets
Page 16

         against) which materially adversely affects the financial condition or operations of the Business.

                  12.5 Title to Assets: Liens. Seller owns all assets it purports to own, including all assets reflected in its financial information. Seller does not own any real property. All property to be transferred by Seller to Buyer pursuant to this Agreement is, at the time of this Agreement, or will be at the Closing, free and clear of any and all liens, claims and encumbrances.

                  12.6 Litigation. To the knowledge of Seller or Billings, there is no litigation, proceeding, or investigation pending against Seller or the Business, and neither Seller nor Billings have any reasonable grounds to know any basis for such litigation, proceeding or investigation.

                  12.7 Licenses. Seller has any and all licenses, permits, and contracts necessary and/or appropriate to operate the Business in the manner in which the Business is currently operated.

                  12.8 Hazardous Materials. The Business has not dealt in any manner with any hazardous or toxic materials or waste.

                  12.9 Complete Disclosure. Seller has disclosed to Buyer all facts and papers which would or might be important to Buyer in making the decision to purchase the Business as called for in this Agreement.

                   12.10 Judgments Against Seller and/or Business. Neither Seller nor the Business is under any governmental investigation, no such investigation has been threatened, and there are no judgments against Seller, the Business or the Assets.

                  12.11 Complete Sale. The assets to be transferred under this Agreement are all of the assets used by Seller in the operation of the Business.

                   12.12 Assets in Good Condition. Each of the Assets which is a tangible asset is and will be at the Closing in good working order and condition, and are adequate to the uses to which they are being put.

                  12.13 Disclosure Materials. The financial condition of the Business is at least as favorable as presented in the financial information, including tax returns and financial statements, and books and records provided by Seller to Buyer. Those materials and the other materials disclosed to Buyer are true, complete and accurate in all respects, and fairly represent the information they purport to provide. All the information disclosed, as a whole, does not contain any statement that, as of the date hereof, or as of the Closing, is false or misleading, and does not omit to state any material fact (i) necessary

Agreement for Purchase and Sale of Assets
Page 17

         to make the statements made, in light of the circumstances under which they were made, not false or misleading, or (ii) necessary to provide Buyer with complete and accurate information as to the assets and financial standing of the Business.

                  12.14 Defaults. There are no defaults or events with which the giving of notice or the passage of time would constitute defaults under any document under which Seller is obligated.

                  12.15 Bulk Sales Provisions. Seller shall indemnify and hold Buyer harmless from any liability resulting from any failure to comply with any applicable Bulk Sales provisions with respect to any and all liabilities of Seller.

                  12.16 Vendor Accounts. Seller will use Seller's best efforts to cause a transfer to Buyer of all of Seller's supplier and other vendor accounts without adverse changes in the account terms.

                  12.17 Outstanding Liabilities. There are no liabilities of Seller other than as are shown on the most recent financial statement, other than liabilities arising in the normal course of business out of purchases and sales of goods. There are no liabilities relating to the Business which are more than ninety (90) days past due.

                  12.18 Inventory. The Inventory is useable and in good condition, with not more than 1% thereof being obsolete, and all of the inventory is owned by Seller, none of it being held by Seller on consignment.

                  12.19 Losses. There are no unrealized or anticipated losses on any commitment or contract of Seller.

                  12.20 Patents. There is no litigation pending or threatened with respect to the patents of Seller, there is no outstanding order, judgment, decree or stipulation affecting the validity or enforceability of said patents, there exits no outstanding notices of infringement given by Seller regarding the patents, there are no pending interferences or other contested proceedings pending, or that are in the process of being instituted, in the United States Patent Office or in the courts, relating to said patents, and, to the best knowledge of Seller and Billings, none of Seller's patents are being presently infringed.

                  12.21 Receivables. All accounts receivable arose in the regular course of business, and, to the best knowledge of Seller and Billings, are collectable and subject to no defenses or counterclaims.

                  12.22 No Conflict. The execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto, and the consummation by Seller of the transactions contemplated herein or

Agreement for Purchase and Sale of Assets
Page 18

         therein:

                  (a) Will not violate or conflict with any applicable law;

                  (b) Will not require any authorization, consent, approval, exemption or other action by or notice to any government entity (including, without limitation, under any "plant closing" or similar law); and

                  (c) Will not violate or conflict with, or constitute a default (or event which, with notice or lapse of time, or both, would constitute a default) under, or will not result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the Assets under any term or provision of the Seller's Articles of Incorporation or Bylaws, or any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of the Assets may be bound or affected.

                   12.23 Violations of Law

                  (a) None of the present or past operations of the Business, the products of the Business, or the Assets violates or conflicts, in any material respect, with any permits, any law (including Environmental Laws), governmental specification, authorization, or requirement, or any decree, judgment, order, or similar restriction. To the knowledge of Seller, neither Seller nor any supplier of Seller is the subject of an inspection or inquiry regarding violations or alleged violations of any law by other state, federal, or local agency.

                  (b) There are no proceedings, threatened proceedings, orders, notice of violations, inspection reports, or other similar occurrences relating to the conduct of the Business or the Assets.

                  (c) Seller has not been the subject of an Occupational and Safety Health Administration inspection or found by any agency to be in violation of any state or federal occupational safety or health law in the conduct of the Business.

                   12.24 Condition and Sufficiency of Assets. All Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such items are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Assets are sufficient for the continued conduct of then Business after the Closing in substantially the same manner as conducted prior to the Closing.

                   12.25 Environmental Matters. For the purposes of this
          Section:

Agreement for Purchase and Sale of Assets
Page 19

                           (i) "Environmental Law" means all federal, state, local, foreign, and other applicable jurisdiction Laws relating to the environment or the use, disposal, existence, or release of any Hazardous Materials, including but not limited to any and all Laws concerning, affecting, controlling, or in any way relating to, whether in whole or in part, noise levels, ground vibrations, air pollutants, water pollutants, process waste water, or Hazardous Materials;

                           (ii) "Environmental Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property;

                           (iii) "Hazardous Materials" means: (A) any waste, hazardous waste, pollutant, contaminant, or hazardous or toxic substance as specified, listed, identified, or defined in (1) the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901, et seq., and the rules, regulations and orders promulgated thereunder; (2) CERCLA; (3) the Clean Water Act, 33 U.S.C. 1251, et seq., and the rules, regulations and orders promulgated thereunder; (4) the Clean Air Act, 42 U.S.C. 7401 et seq., and the rules, regulations and orders promulgated thereunder; (5) the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., and the rules, regulations and orders promulgated thereunder; (6) the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., and the rules, regulations and orders promulgated thereunder; (7) the Occupational Safety and Health Act, 29 U.S.C. 651 et seq., and the rules, regulations, and orders promulgated thereunder; and (8) any other applicable U.S. federal, state, local, foreign, or other statutes or Laws, and the rules, regulations, and orders promulgated thereunder; (B) asbestos; (C) formaldehyde; (D) polychlorinated biphenuls; (E) radioactive materials; (F) waste oil and other petroleum products; and (G) any other substance which constitutes a nuisance or hazard to the environment or to the public health, safety, or welfare;

                           (iv) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. Section 9601, et seq., and the rules, regulations and orders promulgated thereunder; and

                           (v) "Environmental Claim" shall mean any and all administrative, regulatory, judicial, or third party actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity alleging damage or other adverse effect on the environment, or potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence, or release into the environment, of any Hazardous Materials, contaminant, odor, audible noise, or other release into the environment from or at any location, whether or not owned by any Seller; or (B) environmental aspects of the transportation, storage, treatment or disposal

Agreement for Purchase and Sale of Assets
Page 20

         of Hazardous Materials in connection with the operation of the Business; or (C) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (D) any and all claims by any person or entity seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials.

                           12.25.1 Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Seller has no basis to expect, nor has any other person for whose conduct Seller is or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any of Seller's properties or assets, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of Seller's properties or assets (whether real, personal, or mixed) in which Seller has had an interest, or with respect to any of Seller's properties at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller or any other person for whose conduct Seller is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                           12.25.2 There are no pending or, to the knowledge of Seller threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of Seller's properties and assets (whether real, personal, or mixed) in which Seller has or had an interest.

                           12.25.3 Seller has no basis to expect, nor has any other person for whose conduct Seller is or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to hazardous activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of Seller's properties or assets (whether real, personal, or mixed) in which Seller has an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller or any other person for whose conduct Seller is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                            12.25.4 Neither Seller nor any other person for whose conduct Seller is or may be held responsible, has any Environmental, Health, Safety Liabilities with

Agreement for Purchase and Sale of Assets
Page 21

         respect to Seller's properties and assets (whether real, personal, or mixed) in which Seller (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the facilities or any other property or assets of Seller.

                  12.25.5 There are no Hazardous Materials present on or in the environment at Seller's properties or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, temporary or permanent, and deposited or located in land, water, sumps, or any other part of Seller's properties or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor any other person for whose conduct Seller is or may be held responsible, or any other person, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to Seller's properties or assets (whether real, personal, or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

                  12.25.6 There has been no Environmental Release or, to the knowledge of Seller, any threat of such release, of any Hazardous Materials at or from Seller's properties or at any other locations where any Hazardous Materials are generated, manufactured, refined, transferred, produced, imported, used, or processed from or by Seller's properties or from or by any other properties and assets (whether real, personal, or mixed) in which Seller has or had an interest, or any geologically or hydrologically adjoining property, whether by Seller or any other person.

                  12.25.7 Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or hazardous activities in, on, or under Seller's properties or concerning compliance by Seller or any other person for whose conduct Seller is or may be held responsible, with Environmental Laws.

                  12.26 Employment Matters. For purposes of this Section: (i) the term "Employee Benefit Plans" shall mean any pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock purchase plan, stock option plan, stock appreciation plan, benefit plan, benefit policy, retirement plan, fringe benefit program, insurance plan, severance plan or any other plan or program to provide income or benefits to active or former employees of Seller; (ii) "Employee Liabilities" shall mean all liabilities arising under law relating to severance payments due to employees of Seller, or any other liabilities arising from the termination, change of status or any other employee-related matter; and (iii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                           (a) Seller has delivered to Buyer a list of all employees of the Business, their current rates of compensation and most recent pay increase, date of hire, benefits, location of employment, and other related information requested by Buyer.

Agreement for Purchase and Sale of Assets
Page 22

                           (b) Exhibit "D" hereto lists and describes all of Seller's present or past Employee Benefit Plans. Each Employee Benefit Plan is and at all times has been in full compliance with all applicable Laws (including ERISA). Seller is not contributing to, and has not contributed to any multi-employer plan, as defined in ERISA. Any past Employee Benefit Plan that has been terminated was done so in full compliance with all applicable laws, and there is no basis for further liability or obligation of Seller pursuant to any and all past Employee Benefit Plans.

                           (c) Seller has no Employee Benefit Plan or other agreements (including collective bargaining agreements), arrangements, or plans which would bind or in any way affect Buyer after the Closing date, regardless of whether Buyer employs any such employees.

                           (d) Seller is in material compliance with all federal, foreign, state, or other applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and has not and is not engaged in any unfair labor practice that would in any way affect Buyer after the Closing.

                           (e) No present or former employee of the Business has any claim against Seller (whether under federal, foreign or state law, under any employee agreement or otherwise), that would in any way affect Buyer after the Closing, on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or (iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in the past twelve-month period.

                           (f) Seller has disclosed to Buyer Seller's unemployment compensation contribution and solvency rates. Seller has made all required payments to its unemployment compensation reserve account with the appropriate governmental department(s) under applicable law, such accounts have positive balances and, to the knowledge of Seller, there are no current or former employees:
         (i) receiving unemployment compensation benefits which are being charged against such account, (ii) that are eligible for such benefits, or (iii) that are claiming such benefits.

                  12.27 Labor Relations: Compliance. Seller has not been nor is a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and there is not threatened: (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any proceeding against or affecting Seller relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Seller or its premises, or (iii) any

Agreement for Purchase and Sale of Assets
Page 23

         application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Seller, and no such action is contemplated by Seller. Seller has complied in all respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

                  12.28 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental person, whether federal, state or local, is required of Seller in connection with the execution or delivery by Seller of this Agreement or the consummation by Seller of any of the transactions contemplated hereby or thereby.

                  12.29 Customers and Suppliers Seller has provided Buyer with a list of the ten (10) largest customers of Seller in terms of dollar volume of sales for the three (3) preceding fiscal years and for the current fiscal year, showing the approximate total dollar amount of sales to each such customer during each such fiscal year. Seller has provided Buyer with a list of the ten (10) largest suppliers to Seller in terms of dollar volume of purchases for the three (3) preceding fiscal years and for the current fiscal year showing the approximate total dollar amount of purchases from each supplier during each such fiscal year. Since January 1, 1994, Seller has not received any notice from and has not otherwise been informed or made aware that any of such ten (10) largest suppliers or customers will be terminating or curtailing its business with Seller in a manner that would have a material adverse effect on Seller. To Seller's knowledge, to date of this Agreement, there has been no material adverse change in the business relationship of Seller with its customers taken as a whole and with its suppliers taken as a whole.

                  12.30 Investment Intent. The provisions of this Section are subject to the provisions in Section 2.1 above. The Futech Stock to be acquired by Seller is being acquired by Seller for its own account and not with the view to, or for the resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Seller understands that the Futech Stock has not been registered under the 1933 Act by reason of its issuance in transactions exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and agrees to deliver to the Buyer, if requested by the Buyer, an investment letter in customary form. Seller understands that the Futech Stock may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Futech Stock, or an available exemption from registration under

Agreement for Purchase and Sale of Assets
Page 24

         the 1933 Act, the Futech Stock must be held indefinitely. Seller further understands that the certificates representing the Futech Stock may bear a legend substantially in the following form and agrees that it will hold such Futech Stock subject thereto:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

                  12.31 Knowledge; Resources. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating independently the risks and merits of acquiring Futech Stock. Seller has independently evaluated the risks and merits of acquiring Futech Stock and has independently determined that Futech Stock is a suitable investment for Seller. Seller has sufficient financial resources to bear the loss of its entire investment in Futech Stock.

                  12.32 Ability to Ask Questions. Seller represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the business, properties, prospects and financial condition of Buyer and to obtain additional information (to the extent Buyer possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Seller or to which Seller had access.

                  12.33 Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and is duly licensed or qualified to do business and is in good standing in each State where the property owned or held under lease is such as to require Seller to be so licensed or qualified, except those states where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition or operations of Seller or the Business. Seller has the corporate power and authority to own and operate its properties and carry on the Business as now conducted.

                  True, correct and complete copies of the corporate formation documents for

Agreement for Purchase and Sale of Assets
Page 25

         Seller, and all operating minutes, resolutions and consents, have been or will be delivered to Buyer within twenty (20) days from the date of the execution of this Agreement. The minute book(s) of Seller correctly records all resolutions of the directors and shareholders of Seller, and Seller's stock records correctly reflect the ownership of stock of Seller.

                  12.34 Subsidiaries. Seller has no subsidiaries or equity interests of stock ownership or otherwise in any firm, corporation, association or business enterprise.

                  12.35 Compliance with Laws. Seller is not aware of any investigation with respect to any violation of any provision of any federal, state or local law, regulation, ordinance, order or administrative ruling, relating to Seller or the Business.

                  12.36 Intellectual Property.

                           (a) Seller has provided Buyer with a true, correct and complete list of: (i) all patents held by Seller, and all re-examinations, re-issues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by Seller, including for each such patent the serial or patent number, country, filing and expiration date and title, (ii) all registered trademarks of Seller and pending trademark registrations by Seller, including, for each such trademark, the registration number, country, filing and expiration date, mark and class, (iii) all registered copyrights of Seller, and copyright applications by Seller, including the registration number, country and filing and expiration date of each such copyright, and (iv) all service marks, trade names and brand names of Seller, used in the Business (whether or not registered) (all of the foregoing collectively referred to as the "Intellectual Property"). All such patents, trademarks and copyrights are properly registered, any applications therefor have been properly made, and all annuity, maintenance, renewal and other fees in connection with any of the foregoing are current.

                           (b) Seller has provided Buyer with a list of all material licenses, contracts, commitments (including, without limitation, confidentiality agreements) to which Seller is a party or otherwise subject relating to the Intellectual Property, including, without limitation, computer software (except for standard licensing agreements or provisions from the seller or licensor of such software). During the preceding three (3) fiscal years and the current fiscal year to date, no claim or allegation of infringement has been made by or against Seller, whether relating to any item of Intellectual Property or otherwise, no claim or allegation of misappropriation or misuse of any item of Intellectual Property has been made by or against Seller, and no claim or allegation has been asserted against Seller with respect to the ownership or use of any of the Intellectual Property by Seller, or challenging or questioning the validity or effectiveness of any such license, contract or commitment, and there does not exist to the knowledge of Seller any valid basis for any such claim or allegation.

Agreement for Purchase and Sale of Assets
Page 26

                           (c) Seller has good and valid title to, or otherwise possesses rights to use, the Intellectual Property.

                  12.37 Relationships with Related Persons. Neither Seller nor any person affiliated with Seller has, or since January 1, 1994, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Buyer's businesses. Other than inventory purchases made in the ordinary course of business, neither Seller nor any person affiliated with Seller is, or since January 1, 1994, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has: (i) had business dealings or a material financial interest in any transaction with the Buyer, or (ii) engaged in competition with the Buyer with respect to any line of the products or services of the Buyer (a "Competing Business") in any market presently served by the Buyer, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Neither Seller nor any person affiliated with Seller is a party to any contract with, or has any claim or right against, Buyer.

         The representations and warranties in this Section, and elsewhere in this Agreement, and all indemnification provisions in this Agreement, shall survive the Closing of the Transaction.

         13. BULK SALE PROVISIONS. At Buyer's option, the parties will comply with any and all bulk sale laws applicable to the Transaction. If Buyer elects to close the Transaction without complying with applicable bulk sales laws, then Seller and Gary Roy ("Joe") Billings shall indemnify and defend and hold Buyer harmless from any and all liabilities of Seller to which Buyer, the Assets, or the Business are subject but would not have been subject with such compliance.

         14. EXPENSES. Each party shall bear its own expenses in completing the Transaction. "Expenses" shall mean any expense of any nature incurred in connection with the Transaction, including without limitation attorneys' fees, accounting fees, filing fees and other costs.

         15. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflicts of laws rules thereof. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement shal1 be only in either
Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Agreement (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts.

           16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the

Agreement for Purchase and Sale of Assets
Page 27

benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Seller may not assign any rights of Seller under this Agreement without the prior written consent of Buyer.

         17. ENTIRE AGREEMENT. Except as otherwise set forth herein, this Agreement constitutes the entire agreement between the parties which respect to the subject matter hereof, and supersedes all prior understandings, if any, with respect thereto.

         18. FURTHER ASSURANCES. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any party may reasonably require to consummate, evidence, or confirm any agreement contained herein in the manner contemplated hereby.

         19. MODIFICATION. Any modification or waiver of any term of this Agreement, including a modification or waiver of this term, must be in writing and signed by the parties to be bound by the modification or waiver.

         20. SEVERABILITY. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal, or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect as fully as though such invalid, illegal or unenforceable portion had never been a part of this Agreement.

         21. COUNTERPARTS, FACSIMILE SIGNATURES. This Agreement may be executed by the parties in one or more counterparts, and any number of counterparts signed in the aggregate by the parties shall constitute a single instrument. The parties authorize and agree to accept facsimile signatures in counterparts to this Agreement, and that said facsimile signatures shall for all purposes be binding upon the parties as if the same were original signatures.

         22. ATTORNEY'S FEES. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement, or of any provision hereof, or for a declaration of rights hereunder, the prevailing party(s) of such action or proceeding shall be entitled to receive from the other involved party or parties all costs and expenses, including reasonable attorneys' fees and expert witness fees incurred by the prevailing party(s) in connection with such action or proceeding.

         23. NOTICES. Any notice or communication given under the terms of this Agreement ("Notice") shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested, in the United States Mail, postage pre-paid, addressed as follows:

                  If to Seller:   Gary Roy ("Joe") Billings
                                  N16W23390 Stoneridge Drive
                                  Waukesha, Wisconsin 53188

Agreement for Purchase and Sale of Assets
Page 28

                 If to Billings:  Gary Roy ("Joe") Billings
                                  N16W23390 Stoneridge Drive
                                  Waukesha, Wisconsin 53188

                 If to Buyer:     Futech Educational Products, Inc.
                                  Attention: Vincent W. Goett
                                  2999 North 44th Street, Suite 225
                                  Phoenix, Arizona 85018-7247

or at such other address as a person may from time to time designate by Notice hereunder. Notice shall be effective upon delivery in person, or if mailed, at midnight on the third business day after the date of mailing.

         24. PARAGRAPH TITLES AND HEADINGS. The titles and headings of sections of this Agreement are for the convenience of reference only, and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement, and shall not affect the construction of any provision of this Agreement.

         25. PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by legal requirements, prior to the Closing, Seller shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person. Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, and suppliers and others having dealings with Seller will be informed of this Agreement and the transactions contemplated hereby, and Buyer will have the right to be present for any such communication.

         26. NO NEGOTIATION. Between the date of this Agreement and the Closing, or until such time, if any, as this Agreement is terminated pursuant to the terms of this Agreement, Buyer and Seller will not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of Seller, or any of the capital stock of Seller, or any merger, consolidation, business combination, or similar transaction involving Seller.

         27. CONFIDENTIALITY. Between the date of this Agreement and the Closing, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer or Seller to maintain in confidence, and not use to the detriment of the other party, any written, oral, or other information obtained in confidence from the other party in connection with this Agreement or the transactions contemplated hereby, unless: (i) such

Agreement for Purchase and Sale of Assets
Page 29

information is already known to such other party or to others not bound by a duty of confidentiality, or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or
(iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonable request. Whether or not the Closing takes place, Seller waives any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of Seller, except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

         28. MISCELLANEOUS. The parties agree that each party and its counsel have reviewed and revised this Agreement, or had an opportunity to review and revise this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendments or exhibits hereto. In the event of default by Seller hereunder, Buyer shall, in addition to its other remedies under this Agreement and in law or equity, be entitled to specific performance of Seller's obligations under this Agreement. The parties do not intend to confer any benefit upon any person, firm, or corporation other than the parties hereto. No representation or warranty herein may be relied upon by any person not a party to this Agreement.

                  SELLER:  XYZ Group Inc.,
                           a Wisconsin corporation

                           By /s/ Gary Roy Billings
                              ---------------------------------------
                              Gary Roy ("Joe") Billings, President


                  BUYER:   Futech Educational Products, Inc.,
                           an Arizona corporation


                           By
                             ----------------------------------------
                             Vincent W. Goett, President



ACCEPTED AND AGREED TO as to
Sections 6, 7.8, 9 and 12 above,
and the timely performance of
the obligations of Seller are
hereby guarantied, as of the
date first hereinabove written,
by:

Agreement for Purchase and Sale of Assets
Page 29

information is already known to such other party or to others not bound by a duty of confidentiality, or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or
(iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonable request. Whether or not the Closing takes place, Seller waives any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of Seller, except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

         28. MISCELLANEOUS. The parties agree that each party and its counsel have reviewed and revised this Agreement, or had an opportunity to review and revise this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendments or exhibits hereto. In the event of default by Seller hereunder, Buyer shall, in addition to its other remedies under this Agreement and in law or equity, be entitled to specific performance of Seller's obligations under this Agreement. The parties do not intend to confer any benefit upon any person, firm, or corporation other than the parties hereto. No representation or warranty herein may be relied upon by any person not a party to this Agreement.


                  SELLER:  XYZ Group Inc.,
                           a Wisconsin corporation

                           By
                              ---------------------------------------
                              Gary Roy ("Joe") Billings, President


                  BUYER:   Futech Educational Products, Inc.,
                           an Arizona corporation


                           By /s/ Vincent W. Goett
                             ----------------------------------------
                             Vincent W. Goett, President



ACCEPTED AND AGREED TO as to
Sections 6, 7.8, 9 and 12 above,
and the timely performance of
the obligations of Seller are
hereby guarantied, as of the
date first hereinabove written,
by:

Agreement for Purchase and Sale of Assets
Page 30




/s/ Gary Roy Billings
----------------------------------
Gary Roy ("Joe") Billings



/s/ Deborah J. Billings
----------------------------------
Deborah J. Billings


List of Exhibits:
Employment Agreement                                          "A"
Confidentiality Agreement                                     "B"
Assumed Employee Benefits Obligations                         "C"
Seller's Employee Benefit Plans                               "D"
July 31, 1997 Balance Sheet                                   "E"
Registration Rights Agreement                                 "F"

                                   EXHIBIT "A"

                    (EMPLOYMENT AGREEMENT FOR JOE BILLINGS)

                                  EXHIBIT "A"

                        FUTECH EDUCATIONAL PRODUCTS, INC.
                              EMPLOYMENT CONTRACT

                 DATED AS OF ________________________ , 199_____

The following sets forth the agreement by and between Gary Roy ("Joe") Billings ("Employee") and Futech Educational Products, Inc., an Arizona corporation ("Futech"), as to the employment of the Employee by Futech.

1. POSITIONS AND DUTIES. Futech shall employ Employee and Employee shall accept employment from Futech, during the term of this Agreement, upon the terms and subject to the conditions set forth below. Employee's duties as President shall be subject to the direction and control of Futech's Chairman and Chief Executive Officer, Vincent W. Goett, or his designee.

2. ACTIVITIES RELATING TO THE CORPORATION'S BUSINESS. At all times during the term of this Agreement, Employee shall devote his full energies, interest, abilities and productive time to the performance of this duties and responsibilities hereunder. During the term of this Agreement, and for a period of two (2) years thereafter, Employee shall not, without the prior written consent of Futech, which consent may be withheld for any or no reason, directly or indirectly, own, manage, operate, control, be employed by, participate in, render services to, make loans to, or be connected in any manner with the ownership, management, operation, or control of any business operation located in the United States, Canada, or Europe, or any other country in which Futech, or any of its subsidiaries, does business or intends to do business, which business operation conducts business activities the same or substantially similar to any type of business ever conducted by Futech, or any of its subsidiaries, or proposed to be carried on by Futech or its subsidiaries.

         In the event of any actual or threatened breach of the provisions of this Section, Futech shall be entitled to an injunction restraining the actual or threatened breach. The parties further agree that should Employee violate the provisions of this Section, Employee shall be liable to Futech for, in addition to any amounts pursuant to other remedies available against Employee, two (2) times the greater of the amount of profit earned by Employee as a result of the violation and the amount of profit which would have been earned by Futech from the activities causing the violation had Futech conducted said activities, plus interest on said greater amount from the date of the violating activities until paid, as liquidated damages for only Futech's loss of potential profits. Said interest shall be calculated at the lesser of: (i) eighteen percent (18%) per annum, and (ii) the highest rate of interest permitted by applicable law. Nothing in this Section shall be construed as prohibiting Futech from pursuing any other available remedies for such breach or threatened breach, including pursuing a recovery for damages. The parties agree that the liquidated provisions set out above do not constitute a penalty, but rather reflect the estimate of the parties as to the actual damages, including loss of profits, Futech might or is likely to incur in the event of a violation of the restrictions appearing herein.

         Employee shall not, during the term of this Agreement and for a period of two (2) years

                                                        EXHIBIT "A", PAGE 1 OF 6
thereafter, without the prior written consent of Futech, which consent may be withheld for any reason, directly or indirectly induce, encourage or solicit or assist any person who was or is employed (whether as employee or as independent contractor) by Futech, during the time period described above in this sentence, to leave Futech's employ. If Employee has any control over, or responsibility with respect to, the hiring of employees, agents or consultants at any facility or with any other employer, Employee shall do everything in Employee's power to preclude the hiring of or retention by such other employer or facility of any individual who was employed by Futech during the period of time described in the beginning of the proceeding sentence.

         Employee acknowledges and agrees that the restrictions contained in this Agreement, including but not limited to time period and geographical area restrictions, are fair and reasonable and necessary for the successful operation of Futech, that violation of any of them would cause irreparable injury, and that the restrictions contained herein are not unreasonably restrictive of Employee's ability to earn a living. If the scope of any restriction in this
Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be modified judicially or by arbitration in any proceeding brought to enforce such restriction. Employee acknowledges and agrees that remedies at law for any breach or violation of the provisions of this Section would alone be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in connection with such violations, without the necessity of proof of actual damage, and such remedies shall be in addition to other remedies and rights Futech may have at law or in equity. Employee agrees that Futech shall not be required to give notice or post any bond in connection with applying for or obtaining any such injunctive relief.

         The parties acknowledge and agree that the covenants in this Section shall be construed as an agreement independent of any other provision of this Agreement so that the existence of any claim or cause of action by Employee against Futech, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

         This Agreement was specifically bargained for as a material portion of a transaction wherein XYZ Group Inc. agreed to sell its assets to Futech Educational Products, Inc. The consideration for this Agreement includes, without limitation, the financial benefits received by Employee from said sale transaction.

3. CONFIDENTIALITY AGREEMENTS. The obligations of the Employee and the rights of Futech set forth herein are in addition to those set forth in a certain Confidentiality Agreement executed by the Employee (the "Confidentiality Agreement").

4. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to and covenants with Futech that: (a) he has furnished to Futech a true and correct copy of any agreements with any prior employer in the securities industry and is subject to no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or any rights of Futech hereunder or under the Confidentiality Agreement, (b) upon information and belief, there are no regulatory, self-regulatory, administrative, civil or criminal matters past or present,



                                        2               EXHIBIT "A", PAGE 2 OF 6
affecting the employment of Employee by Futech.

5. SALARY. Employee will receive an annual salary of $250,000 (the "Base Salary") for each year during the term of this Agreement. Such salary shall be payable in equal periodic installments in accordance with Futech's usual practice, but not less frequently than twice monthly, and shall be subject to payroll and withholding deductions as may be required by law.

         Employee's salary as set forth in the preceding paragraph shall increase as follows if the performance criteria set forth below are satisfied:

                  (a) On January 1, 1999, if and only if the "Net Sales" (defined below) of "Futech Entities" (defined below) for the calendar year 1998 are at least 120% of Net Sales of Futech Entities for the calendar year 1997, then Employee's Base Salary shall increase by 10% over what it was at the end of the prior calendar year;

                  (b) On January 1, 2000, if and only if the "Net Sales" (defined below) of "Futech Entities" (defined below) for the calendar year 1999 are at least 120% of Net Sales of Futech Entities for the calendar year 1998, then Employee's Base Salary shall increase by 10% over what it was at the end of the prior calendar year.

                  The term "Net Sales" shall mean gross product sales, minus returns and allowances. As used in this Agreement, the term "Futech Entities" means Futech (defined at the beginning of this Agreement), and any successor thereto, together with all subsidiaries thereof.

                  Employee may be eligible for additional discretionary incentive compensation in the discretion of an executive committee of the board of directors of Futech.

6. BENEFITS. During the term of his employment, Employee shall be eligible to participate in, subject to their respective terms, all Futech employee (i) group medical, hospitalization and life insurance plans, (ii) pension and profit sharing plans, and (iii) other benefit plans or programs. Futech shall pay or reimburse Employee for all out-of-pocket expenses for travel, meals, hotel accommodations and the like reasonably incurred by him in accordance with Futech's policies and directives (including any required prior approvals) for such expenses in connection with the performance of Futech's business, each such payment for reimbursement to be made upon submission of a statement and evidence documenting such expenses as required by Futech. During the term of this Agreement, Employee shall be entitled to an annual paid vacation of such period as may be established from time to time by Futech's Board of Directors.

7. TERM. The term of this Agreement shall commence on       , 199   and shall
continue in effect until December 31, 2000, or until such time as terminated as provided in paragraphs 8, 9, 10 and/or 11. Upon termination of this Agreement pursuant to paragraphs 8 or 9, Futech's sole obligation to Employee shall be to pay all salary and stock options, if any, accrued by him up to the date of such termination. Upon termination of this Agreement, Employee's obligations under the Confidentiality Agreement shall survive.

                                        3               EXHIBIT "A", PAGE 3 OF 6

8. TERMINATION UPON DEATH. In the event of the death of Employee, the employment of, and this Agreement with respect to, such deceased Employee shall be terminated; provided always that Futech shall pay any accrued salary and any accrued stock options, if any, as of the date of termination to the legal representative of Employee's estate.

9. TERMINATION FOR DISABILITY. Futech may terminate the employment of, and this Agreement with respect to, Employee if Employee becomes disabled, including disability by reason of any emotional or mental disorders, physical diseases or injuries, and as a result of such disability is unable to work on a full-time basis for a continuous period of two months or more or any two months in a twenty four month period. Upon such termination, Futech shall have no further liability to Employee hereunder, except to pay any accrued salary and accrued stock options, if any, as of the termination date. Upon such termination, Employee's obligation to Futech under the Confidentiality Agreement shall survive.

10. TERMINATION FOR CAUSE. Futech may terminate the employment of, and this Agreement with respect to, Employee if: (a) Employee breaches his fiduciary duties to Futech or is guilty of fraud or willful malfeasance, (b) Employee materially breaches any representation, warranty, covenant or agreement contained in this Agreement or fails to perform any of the obligations under this Agreement or duties assigned to him pursuant to this Agreement or otherwise by Futech, (c) Employee materially misrepresents any statement to Futech, (d) Employee is convicted of a crime involving moral turpitude or a felony, (e) Employee knowingly commits a material violation of any law, rule, regulation or by-law of a securities exchange or association or other regulatory or self-regulatory body or agency applicable to any general policy or directive of Futech communicated in writing to Employee, (f) Employee fails to follow reasonable instructions and/or policies of Futech's Chairman of the Board and Chief Executive Officer, or (g) Employee terminates this Agreement at any time.

         Upon termination of this Agreement pursuant to this paragraph 10, Futech's sole obligation to Employee shall be to pay all accrued salary. However, this shall not affect Employee's vested benefits under paragraph 6 above.

         Upon such termination, Employee's obligation to Futech under the Confidentiality Agreement shall survive.

11. TERMINATION OTHER THAN FOR CAUSE. Futech retains the right to terminate this Agreement and/or Employee's employment for cause as set forth in paragraph 10, and notwithstanding anything to the contrary in this Agreement, Futech shall have the right to terminate this Agreement and/or Employee's employment hereunder at any time for any reason other than for cause. In such event, Futech shall remain obligated to pay Employee salary through December 31, 2000, at the level of the Base Salary at the time of termination, as the salary accrues between the termination date and December 31, 2000 (i.e., it is not payable in one lump sum at the date of termination). The Base Salary so payable does not include the 10% increases under subparagraphs 5(a) or 5(b) above. Employee's obligation to Futech under the Confidentiality Agreement shall survive.

         Employee shall provide Futech at least sixty (60) days notice of Employee's termination of his employment with Futech.

                                       4                EXHIBIT "A", PAGE 4 OF 6

12. REVIEW. On August 1, 1998 and on each of the subsequent six month periods thereafter during the term of employment, Vincent W. Goett shall provide Employee with an informal verbal review of Employee's performance. Prior to expiration of this Agreement, Vincent W. Goett and Employee shall discuss the potential for Employee's continued employment subsequent to the termination of this Agreement. Futech makes no promises and has no obligation to so continue Employee's employment.

13. SUCCESSORS AND ASSIGNS. The rights and obligations of Futech hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of Futech; provided, however, that Futech's obligations or liabilities hereunder may not be assigned without the prior written approval of Employee, except to an affiliate of Futech (which assignment shall not release Futech from its obligations to Employee hereunder) or to a successor to all or substantially all of Futech's assets, business or stock that agrees to be bound hereby. This Agreement is personal to the Employee and may not be assigned by Employee.

14. AMENDMENT OR WAIVER. This Agreement may not be amended or modified except by an agreement in writing duly executed by the Chairman and Chief Executive Officer of Futech and Employee. The failure of Futech, on the one hand, or Employee, on the other hand, at any time to enforce performance by the other of any provision of this Agreement shall in no way affect Futech's or the Employee's, as the case may be, rights thereafter to enforce the same, nor shall the waiver by Futech, on the one hand, or Employee, on the other hand, of any breach of any provision hereof be deeded to be a waiver by Futech or Employee, as the case may be, of any other breach of the same or any other provision hereof.

15. ARBITRATION. Except as set forth in the Confidentiality Agreement, any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled in Arizona by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction thereof.

16. MISCELLANEOUS. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. This Agreement shall be constructed, interpreted and enforced in accordance with the laws of the State of Arizona. The parties agree that the State of Arizona shall have sole and exclusive jurisdiction and venue over the parties and any disputes arising under or otherwise relating to this Agreement. This, Agreement contains all of the terms and conditions agreed to by the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, except those set forth in the Confidentiality Agreement.

         DATED the date first hereinabove written.



                                            -----------------------------------
                                            Gary Roy ("Joe") Billings

                                        5               EXHIBIT "A", PAGE 5 OF 6

                                            Futech Educational Products, Inc.,
                                            an Arizona corporation


                                            By:
                                               --------------------------------
                                               Vincent W. Goett, Chairman and
                                               Chief Executive Officer

                                        6               EXHIBIT "A", PAGE 6 OF 6

                                  EXHIBIT "B"

                  (CONFIDENTIALITY AGREEMENT FOR JOE BILLINGS)

                                  EXHIBIT "B"

                           CONFIDENTIALITY AGREEMENT

         This Agreement is made as of __________, 199_, by and between Futech Educational Products, Inc., a __________ corporation ("Futech") and the undersigned ("Recipient").

         Futech has developed or otherwise obtained certain confidential information and proprietary technology relating to, among other things, electronic books. Recipient wishes to negotiate with respect to, and possibly enter into, a business relationship with Futech. However, in order to do so, it is necessary that Recipient be made aware of confidential information and propriety technology belonging to Futech. Futech does not wish to lose the confidentiality or diminish its rights in the confidential information and technology, and requires assurances that its rights therein will not be diminished or impaired by virtue of the dealings with Recipient. In consideration of being made aware of the confidential information and proprietary technology, RECIPIENT THEREFORE AGREES AS FOLLOWS:

         1. "Technology" means concepts, inventions, technological developments and improvements, mask works, methods, techniques, systems, documentation, data and information (irrespective of whether in human or machine-readable form), works of authorship, and products, whether or not patentable, copyrightable, or susceptible to any other form of protection and whether or not reduced to practice.

         2. "Confidential Information" means any and all Technology and/or information which: (i) is provided to Recipient by Futech, (ii) is created, developed, or otherwise generated by or on behalf of Futech, (iii) concerns or relates to any aspect of Futech's business, or (iv) is, for any reason, identified by Futech as confidential: except such information which Recipient can show, clearly and convincingly: (a) is publicly and openly known and in the public domain, (b) becomes publicly and openly known and in the public domain through no fault of Recipient, or (c) is in Recipient's possession and documented prior to this agreement, lawfully obtained by Recipient from a source other than from Futech, and not subject to any obligation of confidentiality or restrictions on use.

         3. All Confidential Information and all Technology embodying or comprising Confidential Information is and shall be the sole and exclusive property of Futech. Any Technology embodying or derived from the Confidential Information, or conceived or first made in connection with the business relationship shall likewise be the sole and exclusive property of Futech. Recipient shall not take or cause any action which would be inconsistent with or tend to diminish or impair Futech's rights in the Confidential Information. Recipient shall not, directly or indirectly, print, copy or otherwise reproduce, in whole or in part, or embody in any product, any Confidential Information without Futech's prior consent.

         4. Confidential Information is revealed to Recipient in strict confidence, and solely for the purpose of assessing (and perhaps forming under) the business relationship. Recipient shall not use, or induce others to use, any Confidential Information for any other purpose whatsoever, nor shall it disclose or reveal any Confidential Information to anyone except those of Recipient's employees directly involved in the business relationship, with a specific need to

                                                        EXHIBIT "B", PAGE 1 OF 2
know, and who have first agreed to be bound by the terms of this agreement. Recipient acknowledges that in view of the nature of the Confidential Information, the geographical scope (universal), temporal scope (so long as information qualifies as Confidential Information hereunder), and scope of restriction on use and disclosure are reasonable. Recipient also acknowledges that any unauthorized disclosure or use of Confidential Information would cause Futech immediate and irreparable injury or loss.

         5. Upon Futech's request, Recipient will deliver over to Futech all Confidential Information, as well as all documents, media, items and Technology comprising, embodying, or relating to the Confidential Information, as well as any other documents or things belonging to Futech that may be in Recipient's possession. Recipient shall not retain any copies.

         6. This agreement may be amended only in writing signed by Futech, and there are no other understandings, agreements, or representations, express or implied. If any clause or provision of this agreement is or becomes illegal, invalid, or unenforceable, such clause or provisions shall be interpreted to call for the protection of Futech's rights to the greatest extent which is legal, valid, and enforceable, unless such clause or provision cannot be so interpreted, or a court of competent jurisdiction declines to permit such clause or provision to be so interpreted, in which case such clause or provision shall be severed and the remaining provisions of this agreement shall continue in full force and effect. This agreement shall be governed by and construed in accordance with the laws of the State of Arizona, and jurisdiction and venue over the parties and any dispute arising under or otherwise relating to this agreement shall solely and exclusively be in Arizona.

RECIPIENT:

Address:

By:
   -------------------------------

Name:
     -----------------------------

Title:
      ----------------------------

Date:
     -----------------------------

                                        2               EXHIBIT "B", PAGE 2 OF 2

                                   EXHIBIT "C"

                      (ASSUMED EMPLOYEE BENEFITS OBLIGATIONS)

1. Vacation and sick pay earned by employees in accordance with company policies, not however exceeding 25 days total for any employee.

2. Buyer will provide Seller's employees, after the Closing, health and life insurance benefits, and 401k benefits, similar to those currently provided by Seller to Seller's employees. [END OF LIST]

                                   EXHIBIT "D"
                        (SELLER'S EMPLOYEE BENEFIT PLANS)

1.       Health and life insurance plans.

2.       401k Plan.

3.       Profit Sharing Plan.

                                   EXHIBIT "E"

                         (JULY 31, 1997 BALANCE SHEET)

                                  EXHIBIT "E"

Page: 1
Date: 08/26/97 at 12:21 PM

                                 XYZ GROUP INC.
                                 BALANCE SHEET
                                   JULY 1997

                                                                      BALANCE
                                                                      -------
ASSETS
-------------------Current Assets--------------------------
Petty Cash Fund                                                         1,000
Cash In Bank -- Regular Checking                                        2,495
Trade Receivables                                                   4,524,938
Employee Receivables                                                    5,362
Reserve For Doubtful Accounts                                        -106,731
Reserve For Currency Exchange Losses                                   -4,310
Reserve For Returns                                                  -200,000
Inventory -- XYZ                                                    3,573,100
Inventory In Progress                                                  47,500
Inventory -- Reserve For Returns                                      170,000
Inventory -- Consignment                                               63,660
Prepaid Insurance                                                       4,144
Other Prepaid Expenses                                                -49,654
                                                                    ---------
                                       Total Current Assets         80,31,504

-------------------Fixed Assets at Cost---------------------
Leasehold Improvements                                                 36,814
Amortization Of Leasehold Improvements                                   -614
Vehicles                                                               47,566
Reserve For Depreciation -- Vehicles                                  -11,891
Furniture And Fixtures                                                786,686
Reserve For Depreciation -- Furniture & Fixtures                     -409,205
Machinery                                                             213,334
Depreciation -- Machinery And Equipment                              -127,610
                                                                    ---------
                                 Total Fixed Assets at Cost           535,079
                                                                    ---------
                                               Total ASSETS         8,566,583
                                                                    =========
Liabilities
----------------------Current Liabilities-------------------
Notes Payable To Bank                                               4,705,476
Accounts Payable                                                    4,191,220
Accrued Commission                                                      3,152
Accrued State Withholding                                                 124

Page: 2
Date: 08/26/97 at 12:21 PM

                                 XYZ GROUP INC.
                                 BALANCE SHEET
                                   JULY 1997

                                                                       BALANCE
                                                                       -------
Accrued Federal Unemployment                                                36
Accrued State Unemployment                                                 442
Accrued Vacation Pay                                                    19,827
Accrued Interest                                                        45,444
Accrued Personal Property Taxes                                          5,712
Payroll Deduction Clearing                                                  48
                                                                      --------
                                  Total Current Liabilities          8,971,481

----------------------Long Term Liabilities---------------------
Subordinated Debt -- From Stockholder                                  772,637
                                                                    ----------
                                Total Long Term Liabilities            772,637
                                                                    ----------
                                          Total LIABILITIES          9,744,118
                                                                    ----------
EQUITY
----------------------------Equity------------------------------
Treasury Stock                                                          -1,032
Capital Stock                                                           20,632
Capital In Excess Of Par Value                                         154,570
Retained Earnings -- Prior Years                                       236,132
S Corp Distributions                                                  -812,180
                                                                    ----------
                                               Total Equity           -401,878
                                    Year-to-date Net Income           -775,656
                                                                    ----------
                                               Total EQUITY         -1,177,534
                                                                    ----------
                               Total Liabilities and Equity          8,566,583
                                                                    ==========

                                   EXHIBIT "F"
                        (REGISTRATION RIGHTS AGREEMENT)

                                   EXHIBIT "F"

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement"), which shall be
effective as of October   , 1997, is by and between Futech Educational Products,
Inc., an Arizona corporation (the "Company"), and Gary Roy ("Joe") Billings (the "Shareholder");

RECITALS:

     A.   The Company and XYZ Group, Inc., a Wisconsin corporation ("XYZ") are
parties to an Agreement and Sale for Purchase of Assets dated October   , 1997
(the "Asset Purchase Agreement").

     B. Pursuant to the Asset Purchase Agreement, XYZ is acquiring shares of the Company's common stock, no par value.

     C. Shareholder shall acquire the shares from XYZ as sole shareholder of a subchapter S corporation.

     D. The shares of the Company's common stock which will or may be issued pursuant to the Asset Purchase Agreement, as described in Recital B, are referred to in this Agreement as the "Common Stock."

     E. The Common Stock will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state, in reliance upon exemptions from registration thereunder.

     In consideration of the mutual covenants and obligations hereinafter set forth, the Company and the Shareholder, hereby agree as follows:

     SECTION 1. Definitions. As used in this Agreement, the terms listed in this Section shall have the meanings set forth below:

          (a) "Affiliate" of any Person means any other Person who either directly or indirectly is in control of, is controlled by or is under common control with such Person; provided that for purposes of this definition an investment entity shall be deemed to be controlled by its investment manager, investment advisor or general partner.

          (b) "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of Phoenix are authorized by law, regulation or executive order to close.

          (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are effect from time to time.

          (d) "Holder" shall mean the Shareholder and his successors, assigns and transferees (subject to Section 10 hereof). For purposes of this Agreement the Company may


                                                       EXHIBIT "F", PAGE 1 OF 12
deem the registered holder of a Registrable Security as the Holder thereof (subject to Section 10 hereof).

          (e) "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

          (f) "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

          (g) "Registrable Securities" shall mean (i) all shares of Common Stock issued or issuable to the Shareholder pursuant to the Asset Purchase Agreement as further described in Recital Section B; and (ii) any other securities issued as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock referred in to (i) above.

          (h)  "Registration Expenses" shall have the meaning set forth in
Section 6 hereof.

          (i) "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement including post effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          (j) "Registration Termination Date" shall mean the earlier to occur of (i) the date that is five years following the date hereof or (ii) the first date upon which the Registrable Securities may be sold without limitation under Rule 144 under the Securities Act (as such Rule may be amended from time to time), other than the limitations set forth in paragraphs (c), (f) and (h) of such Rule, as determined by the opinion of counsel to the Company (which shall be reasonably satisfactory to counsel to the Holders).

          (k) "SEC" shall mean the U.S. Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.

          (l) "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time,


                                                       EXHIBIT "F", PAGE 2 OF 12

          (m) "Underwritten Offering" shall mean an offering that is registered under the Securities Act in which securities of the Company are sold pursuant to a firm commitment underwriting, to an underwriter at a fixed price for reoffering to the public or pursuant to agency or best efforts arrangements with an underwriter.

     SECTION 2. Securities Subject to this Agreement. The Registrable Securities are entitled to the benefits of this Agreement.

     SECTION 3. Demand Registration.

          (a) Demand Registration (i) Upon the written request of Holders owning not less than 50% of the Registrable Securities (excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities Act), and provided that there is then no effective Registration Statement in effect with respect to such Registrable Securities, the Company will effect, in accordance with the terms of this Agreement, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holders, subject to Section 3(c) hereof; provided that the number of securities requested to be so registered shall be not less than 50% of the Registrable Securities held by such requesting Holders. NO SUCH REQUEST MAY BE MADE EARLIER THAN ONE YEAR AFTER THE ACQUISITION OF THE COMMON STOCK BY THE HOLDER PURSUANT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT (THE "DEMAND COMMENCEMENT DATE"). In addition, no such request shall be made during the 90-day period following the completion of any Underwritten Offering of the Company's shares of Common Stock and no such request shall be made to include any Registrable Securities in the initial public offering of securities of the Company. The Company shall not be obligated to effect more than two demand registrations pursuant to this Section 3, provided that the Company shall not be required to effect registrations on a form other than a Form S-3 (or any successor to such form).

               (ii) Expenses. The Company shall pay all Registration Expenses with respect to any demand registration pursuant to this Section 3.

          (b) Effectiveness of Registration Statement. The Company agrees to use its best efforts to (i) cause the Registration Statement relating to any demand registration pursuant to this Section 3 to become effective under the Securities Act as promptly as practicable (ii) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph; and (iii) prevent the happening of any event of the kinds described in clauses (4) or (5) of Section 5(a)(ii) hereof.

          A demand registration requested pursuant to this Section 3 will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remain continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earlier of:


                                                       EXHIBIT "F", PAGE 3 OF 12

          (A) in the case of a Registration Statement on Form S-3 (subject to Section 5(c) below), the Registration Termination Date; or

          (B) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

          (c) Inclusion of Other Securities. The Company, and any other holder of the Company's securities that has registration rights, may include its securities in any demand registration effected pursuant to this Section 3; provided, however, that if the managing' underwriter or underwriters of any Underwritten Offering contemplated thereby advise the Holders in writing that the total amount or kind of securities which such Holder, the Company or any such other holder intends to include in such proposed public offering is sufficiently large to affect the success of the proposed public offering requested by the Holder or Holders materially and adversely, then the amount or kind of securities to be offered for the account of the Company or any such other holder shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters.

          (d) Form. Registrations under this Section 3 will be on a form permitted by the rules and regulations of the SEC selected by the Company; provided, however, the Company may use Form S-3 if at the time of filing such Registration Statement the Company is eligible to use such Form.

          (e) Manner of Sale. The Company may (but shall have no obligation to) cause any Registrable Securities that are the subject of a demand registration pursuant to this Section 3 to be sold in an Underwritten Offering in which event the Company shall have the right to designate the managing underwriter or underwriters thereof (which shall be reasonably satisfactory to the Holders whose Registrable Securities are the subject of such demand registration).

     SECTION 4. Piggyback Registration.

          (a) Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether for its own account (other than a registration statement on Form S-4 or S-8, or any successor or substantially similar form or a registration statement covering (i) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan or (ii) a dividend reinvestment plan) or for the account of a holder of securities of the Company pursuant to registration rights granted by the Company (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least 20 Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement.


                                                       EXHIBIT "F", PAGE 4 OF 12

Each Holder of Registrable Securities desiring to have his Registrable Securities registered under this Section 4 shall so advise the Company in writing within 10 Business Days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that if such Registration Statement is for an Underwritten Offering, the Holders of Registrable Securities included therein shall join in the underwriting on the same terms and conditions as the Company or the Requesting Securityholders except that the Holders of Registrable Securities shall not be required to give any representations and warranties relating to the Company, and shall execute any underwriting agreement, "lock-up" letters or other customary agreements or documents executed by the Company or the Requesting Securityholders in connection therewith. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advise the Holders in writing that the total amount or kind of securities which the Holders of Registrable Securities, the Company, the Requesting Securityholders and any other Persons intended to be included in such proposed public offering is sufficiently large to affect the success of such proposed public offering materially and adversely, then the amount or kind of securities to be offered for the accounts of the Holders of Registrable Securities shall be reduced pro rata, together with the amount or kind of securities to be offered for the accounts of any other Persons requesting registration of securities pursuant to rights similar to the rights of the Holders under this Section 4, to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Notwithstanding the foregoing, however, the Holders shall have no right to include any Registrable Securities in the Company's initial public offering of securities.

          (b) No Obligation. Neither the giving of notice by the Company nor any request by the Holders to register Registrable Securities pursuant to
Section 4(a) shall in any way obligate the Company to file any such Registration Statement. The Company may, at any time prior to the effective date thereof, determine not to offer the securities to which Registration Statement relates and/or withdraw the Registration Statement from the SEC, without liability of the Company to the Holders.

          SECTION 5. Registration Procedures and Other Agreements.

          (a) General. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable thereto, Section 4 hereof, the Company will:

               (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Offering Registration Statement as may be necessary to keep such Registration Statement effective as set forth in Section 3(b); provided, however, that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement;


                                                       EXHIBIT "F", PAGE 5 OF 12

               (ii) notify each selling Holder promptly (1) when a new Registration Statement, amendment thereto, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or posteffective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for such purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; and make every reasonable effort to obtain as promptly as practicable the withdrawal of any order or other action suspending the effectiveness of any Registration Statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

               (iii) furnish to each selling Holder, without charge, at least one manually signed or "edgarized" copy and as many conformed copies as may reasonable be requested, of the then effective Registration Statement and any post-effective amendment thereto, and one copy of all financial statements and schedules, all documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

               (iv) deliver to each selling Holder, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Holder may reasonably request;

               (v) use its best efforts to register or qualify under the securities or blue sky laws of such jurisdictions as the selling Holders reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that the Company will not be required to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, or (y) subject itself to general taxation in any such jurisdiction, or
(z) register or qualify such Registrable Securities under the securities or blue sky laws of any jurisdiction in which the Company does not then maintain a currently effective registration or qualification of any of its securities;

               (vi) upon the occurrence of any event contemplated by clause (6) of Section 5(a)(ii) hereof, as promptly as practicable (in light of the circumstances causing the occurrence of such event) prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable


                                                       EXHIBIT "F", PAGE 6 OF 12

Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading;

               (vii) use reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form;

               (viii) if the registration is in connection with an Underwritten Offering, enter into an underwriting agreement with respect to the Registrable Securities, which agreement shall contain provisions that are customary in connection with underwritten secondary offerings, including representations and warranties, opinions of counsel, letters of accountants and indemnification provisions with underwriters that acquire Registrable Securities;

               (ix) otherwise use its best efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and complying with Rule 158 of the SEC thereunder;

               (x) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

               (xi) make available for inspection by a representative of selling Holders and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by, and to cooperate fully with, any such representative, underwriter, attorney or accountant in connection with such registration, and otherwise to cooperate fully in connection with any due diligence investigation; provided that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company, prior to the release or disclosure to them of any such information, records or documents.

          (b) Each selling Holder shall furnish to the Company, upon request, in writing such information and documents as, in the opinion of counsel to the Company may be reasonably required to prepare properly and file such Registration Statement in accordance with the applicable provisions of the Securities Act.

     SECTION 6. Registration Expenses. All expenses incident to the Company performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel in connection with blue sky qualifications or registrations (or


                                                       EXHIBIT "F", PAGE 7 OF 12
the obtaining of exemptions therefrom) of the Registrable Securities), the reasonable fees and disbursements of counsel retained by the Holders (which counsel shall be reasonably satisfactory to the Company), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and the fees and expenses of any other Person retained by the Company (all such fees and expenses being referred to as "Registration Expenses"), shall be borne by the Company, whether or not any Registration Statement becomes effective.

     SECTION 7. Suspension of Sales under Certain Circumstances.

          (a) Upon receipt of any notice from the Company that dispositions under the then current Prospectus must be discontinued and suspended, whether as a result of an event described in Section 5(a)(ii)(4),(5) or (6) hereof or otherwise, each Holder will forthwith discontinue and suspend disposition of Registrable Securities pursuant to such Prospectus until (i) the Holders are advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, or (ii) the Holders receive copies of a supplemented or amended Prospectus contemplated by Section 5(a) hereof, or (iii) the Holders are advised in writing by the Company that the use of the Prospectus may be resumed.

          (b) If at any time following the date hereof any of the Company's shares of Common Stock are to be sold pursuant to an Underwritten Offering, then for the period commencing 45 days prior to, and expiring 180 days after, the effective date of such Underwritten Offering, none of the Holders will effect any public sale or distribution of any Registrable Securities or any other shares of Common Stock of the Company then owned by such Holders, other than pursuant to such Underwritten Offering (if any Registrable Securities are included in such Underwritten Offering).

     SECTION 8. Indemnification.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, any their respective officers and directors, if any, and each Person who controls such Holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or in any preliminary or final Prospectus, or any amendment or supplement thereto, or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made)


                                                       EXHIBIT "F", PAGE 8 OF 12
not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriter expressly for use therein; provided that the Company will not be liable pursuant to this Section 8(a) if such losses, claims, damages, liabilities or expenses have been caused by the failure of any selling Holder to deliver a copy of the Registration Statement or Prospectus, or any amendments or supplements thereto, after the Company has furnished such copies to such Holder.

          (b) Indemnification by the Holders of Registrable Securities. In connection with any Registration Statement covering Registrable Securities of any Holder, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, the Registration Statement or in any preliminary or final Prospectus, or any amendment or supplement thereto, or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion therein. If the offering to which the Registration Statement relates is an Underwritten Offering, each Holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such Holder of the Company.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in, but not control, the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person, unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably, satisfactory to the indemnified party in a timely manner, or (B) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing, that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of any such claim as to which such conflict of interest may exist). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability


                                                       EXHIBIT "F", PAGE 9 OF 12
in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, as well as one local counsel in each relevant jurisdiction.

          (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Sections 8(a) and 8(b) hereof, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

     SECTION 9. Current Public Information. The Company agrees that it will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it ceases to be required to file such reports, it will, upon the request of Holders owning not less than 51% of the Registrable Securities [excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities Act], make publicly available other information), and it will take such further action as may reasonably be required, in each case to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the applicable exemptions provided by
(x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (y) any similar regulation hereinafter adopted by the SEC.

     SECTION 10. No Inconsistent Agreements. The Company has not previously entered into and shall not in the future enter into any agreement, arrangement or understanding with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

     SECTION 11. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of (a) the Company and (b) the Holders owning not less than 51% of the Registrable Securities (excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities
Act).

     SECTION 12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or air-courier guaranteeing overnight delivery:


                                                      EXHIBIT "F", PAGE 10 OF 12

          (a) If to a Holder of Registrable Securities, at the most current address for such Holder, as it appears on the books of the Company; and

          (b) If to the Company: Futech Educational Products, Inc., 2999 North 44th Street, Suite 225, Phoenix, Arizona 85018, Attention: Chief Executive Officer; facsimile no. 808-9863, or at such other address as may be designated from time to time by notice given in accordance with the provisions of this
Section 11.

          All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent, and (iii) in the case of mailing, on the fifth Business Day following such mailing.

     SECTION 13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, transferees and assigns of the parties hereto; provided, however, that (a) no transferee in any transfer made in reliance on Rule 144 under the Securities Act shall have any rights as a Holder under this Agreement; and (b) no Person to whom the Registrable Securities are transferred shall have any rights under this Agreement as a Holder unless such Person agrees to be bound by the terms and conditions of this Agreement.

     SECTION 14. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     SECTION 15. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona without reference to principles of conflict of laws. The parties to this Agreement hereby consent to the jurisdiction in personam of the Superior Court of the State of Arizona, in and for the County of Maricopa or of the United States District Court for the District of Arizona, in any legal proceeding to enforce any obligations under this Agreement, and agree that venue in Maricopa County is not inconvenient.

     SECTION 16. Construction. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 17. Entire Agreement. This Agreement, together with any other documents and certificates delivered hereunder and the Asset Purchase Agreement, state the entire agreement of the Company and the Shareholder with respect to the subject matter hereof, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties and agreements which have induced this Agreement.


                                                      EXHIBIT "F", PAGE 11 OF 12

     IN WITNESS WHEREOF, the Company and the Shareholder have duly executed and delivered this agreement as of the date written above.

                                               SHAREHOLDER:

                                               _________________________________


                                               FUTECH EDUCATIONAL PRODUCTS, INC.

                                               By:______________________________
                                                    Name:_______________________
                                                    Title:______________________


                                                      EXHIBIT "F", PAGE 12 OF 12